Exhibit 99.1 Consolidated Financial Statements and Report of Independent Certified Public Accountants The Charles Machine Works, Inc. December 31, 2018 and 2017

Contents Report of Independent Certified Public Accountants 1 Consolidated Balance Sheets 3 Consolidated Statements of Comprehensive Income 4 Consolidated Statements of Stockholders’ Equity 5 Consolidated Statements of Cash Flows 6 Notes to Consolidated Financial Statements 7-23

GRANT THORNTON LLP 2431 E. 61st St., Suite 500 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS Tulsa, OK 74136 D +1 918 877 0800 F +1 918 877 0805 Stockholders linkd.in/grantthorntonus S The Charles Machine Works, Inc. twitter.com/grantthorntonus We have audited the accompanying consolidated financial statements of The Charles Machine Works, Inc. (an Oklahoma corporation) and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements. Management’s responsibility for the financial statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditor’s responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. 1 GT.COM U.S. member firm of Grant Thornton International Ltd

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Charles Machine Works, Inc. and subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Tulsa, Oklahoma June 10, 2019 2

The Charles Machine Works, Inc. Consolidated Balance Sheets December 31, 2018 and 2017 (dollars in thousands) 2018 2017 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 14,666 $ 33,405 Available-for-sale securities 3,328 4,601 Notes and trade accounts receivable, net 72,927 49,391 Inventories, net 165,408 184,999 Prepaid and other current assets 7,319 7,972 Total current assets 263,648 280,368 PROPERTY, PLANT AND EQUIPMENT, net 112,694 98,118 INTANGIBLE ASSETS, net 30,495 29,248 GOODWILL 8,014 8,014 DEFERRED TAX ASSETS, net 8,247 12,078 INVESTMENT IN JOINT VENTURE 10,085 10,280 OTHER ASSETS 2,979 2,879 Total assets $ 436,162 $ 440,985 LIABILITIES AND STOCKHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable $ 30,531 $ 22,439 Warranty and rebates reserve 10,042 9,245 Accrued payroll and bonuses 34,805 30,239 Postretirement health care benefits 798 1,178 Current maturities of debt obligations 486 18,921 Taxes payable 480 1,586 Other current liabilities 8,009 9,476 Total current liabilities 85,151 93,084 PRODUCT LIABILITY RESERVES 2,240 555 POSTRETIREMENT HEALTH CARE BENEFITS 38,452 55,742 DEBT OBLIGATIONS - 24,292 OTHER LONG TERM LIABILITIES 6,566 5,317 COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY: Common stock, par value $10 per share - 1,750,000 shares authorized, 1,069,206 and 1,069,186 shares issued and outstanding at December 31, 2018 and 2017, respectively 10,692 10,692 Additional paid-in capital 10,422 9,869 Accumulated other comprehensive income (loss) 5,654 (8,277) Retained earnings 276,538 249,321 The Charles Machine Works, Inc. - controlling interest 303,306 261,605 Noncontrolling interest in consolidated subsidiary 447 390 Total stockholders’ equity 303,753 261,995 Total liabilities and stockholders’ equity $ 436,162 $ 440,985 The accompanying notes are an integral part of these consolidated financial statements. 3

The Charles Machine Works, Inc. Consolidated Statements of Comprehensive Income Years ended December 31, 2018 and 2017 (dollars in thousands) 2018 2017 GROSS SALES $ 759,986 $ 677,747 SALES RETURNS AND ALLOWANCES (30,609) (29,509) NET SALES 729,377 648,238 COST OF SALES (510,227) (456,696) GROSS PROFIT 219,150 191,542 SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (184,015) (162,514) OPERATING INCOME 35,135 29,028 INTEREST, net (682) (568) EQUITY IN LOSSES OF JOINT VENTURE (195) (76) OTHER INCOME, net 1,792 1,730 INCOME BEFORE INCOME TAXES 36,050 30,114 INCOME TAX PROVISION (6,466) (13,912) NET INCOME 29,584 16,202 Less: Net income attributable to the noncontrolling interest (98) (73) NET INCOME ATTRIBUTABLE TO THE CHARLES MACHINE WORKS, INC. 29,486 16,129 NET INCOME 29,584 16,202 OTHER COMPREHENSIVE INCOME Unrealized loss on available-for-sale securities (7) (6) Foreign currency translation, net of tax (benefit of $184 and expense of $423 for 2018 and 2017, respectively) (702) 634 Postretirement plan, net of tax (expense of $5,619 and $1,332 for 2018 and 2017, respectively) 16,391 1,735 Other comprehensive income 15,682 2,363 COMPREHENSIVE INCOME $ 45,266 $ 18,565 The accompanying notes are an integral part of these consolidated financial statements. 4

The Charles Machine Works, Inc.

Consolidated Statements of Stockholders' Equity

Years ended December 31, 2018 and 2017
(dollars in thousands)

	Common Shares	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Treasury Shares	Treasury Stock	Retained Earnings	Noncontrolling Interest	Total
BALANCE AT DECEMBER 31, 2016	1,069,616	$ 10,696	$ 9,561	$ (10,640)	-	$ -	$ 237,077	$ 317	$ 247,011
Comprehensive income:									
Net income	-	-	-	-	-	-	16,129	73	16,202
Comprehensive income	-	-	-	2,363	-	-	-	-	2,363
Stock issued	390	4	308	-	-	-	-	-	312
Dividends	-	-	-	-	-	-	(3,697)	-	(3,697)
Treasury stock acquired	-	-	-	-	(82)	(196)	-	-	(196)
Treasury stock retired	(820)	(8)	-	-	82	196	(188)	-	-
BALANCE AT DECEMBER 31, 2017	1,069,186	10,692	9,869	(8,277)	-	-	249,321	390	261,995
Adoption of ASU 2018-02	-	-	-	(1,751)	-	-	1,751	-	-
Comprehensive income:									
Net income	-	-	-	-	-	-	29,486	98	29,584
Comprehensive income	-	-	-	15,682	-	-	-	-	15,682
Stock issued	240	2	553	-	-	-	-	-	555
Dividends	-	-	-	-	-	-	(3,969)	(41)	(4,010)
Treasury stock acquired	-	-	-	-	(220)	(53)	-	-	(53)
Treasury stock retired	(220)	(2)	-	-	220	53	(51)	-	-
BALANCE AT DECEMBER 31, 2018	1,069,206	$ 10,692	$ 10,422	$ 5,654	-	$ -	$ 276,538	$ 447	$ 303,753

The accompanying notes are an integral part of these consolidated financial statements.

5

The Charles Machine Works, Inc. Consolidated Statements of Cash Flows Years ended December 31, 2018 and 2017 (dollars in thousands) 2018 2017 RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES: Net income $ 29,584 $ 16,202 Adjustments to reconcile net income to net cash provided by operating activities- Depreciation 12,798 11,925 Amortization 3,184 2,987 Deferred income tax (benefit) expense (1,604) 3,944 Bad debt expense 1,518 641 Excess and obsolescence expense 5,390 5,660 (Gain) loss on sale of property, plant and equipment (162) 879 Impairment of intangible assets 175 74 Stock compensation expense for tenure awards 555 312 Postretirement benefit expense 4,084 2,129 Equity in losses of joint venture 195 76 Changes in assets and liabilities- Notes and trade accounts receivable (25,204) (2,907) Other current assets 630 120 Inventories 13,629 (10,476) Other long-term assets (103) 279 Accounts payable and accrued payroll and bonuses 11,817 5,757 Warranty, rebates and other liabilities 797 1,776 Reserve for losses 1,685 (345) Net cash provided by operating activities 58,968 39,033 INVESTING ACTIVITIES: Purchases of property, plant and equipment (29,546) (22,472) Proceeds from sale of property, plant and equipment 2,031 5,949 Acquired intantibles/patents (4,606) (4,110) Cash paid for acquisition - (15,016) Investment sales, net 1,273 96 Net cash used in investing activities (30,848) (35,553) FINANCING ACTIVITIES: Payments to financial institution (26,000) (2,000) Borrowings on line of credit agreement 58,000 28,553 Payments on line of credit agreement (58,000) (28,115) Borrowings on dealership floor plans 4,939 28,131 Payments on dealership floor plans (21,666) (29,368) Payments to acquire treasury stock (53) (196) Dividends paid to shareholders (4,010) (3,697) Net cash used in financing activities (46,790) (6,692) EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS (69) 184 Net decrease in cash and cash equivalents (18,739) (3,028) CASH AND CASH EQUIVALENTS, beginning of year 33,405 36,433 CASH AND CASH EQUIVALENTS, end of year $ 14,666 $ 33,405 SUPPLEMENTAL CASH FLOW DISCLOSURE: Interest paid $ 7,473 $ 6,809 Income taxes paid $ 4,537 $ 10,891 The accompanying notes are an integral part of these consolidated financial statements. 6

The Charles Machine Works, Inc. Notes to Consolidated Financial Statements December 31, 2018 and 2017 (dollars in thousands) A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES 1. Nature of Operations The Charles Machine Works, Inc. and its subsidiaries (the Company) serve the entire spectrum of the underground construction industry. The Company specializes in manufacturing and distributing underground construction equipment, including directional drills, trenchers, vibratory plows, pneumatic piercing tools, auger boring machines, electronic guidance and locating tools, HDD tooling, used HDD equipment and camera inspection equipment. The Company sells through a network of independently and Company owned dealerships plus direct sales and e- commerce channels throughout the United States and around the world. 2. Principles of Consolidation The consolidated financial statements include the accounts of the Company and its wholly and majority-owned subsidiaries as follows: Anvil Land and Properties, Inc. (Anvil); Texas Underground Xperts, Inc. (South Texas); Michigan Underground Specialists, L.L.C. (Michigan); Georgia Equipment Specialists, L.L.C. (Georgia); International Underground System, S.L. (IUS); 90% owned subsidiary Ditch Witch France B.C.M. S.A.S. (Ditch Witch France); The Earth Tool Parent Company, Inc. (ETC); Radius HDD Direct, L.L.C. (Radius); MTI Equipment (MTI); American Augers, Inc. (AA) and Subsite LLC (Subsite). Intercompany profits, transactions and balances have been eliminated in consolidation. 3. Acquisitions and Disposals The Company accounts for acquisitions using the purchase method of accounting in accordance with Accounting Standards Codification (ASC) Topic 805, Business Combinations (ASC 805). The Company allocates a portion of the purchase price to identifiable tangible and intangible assets and liabilities based on their respective estimated fair values on the date of acquisition. Goodwill represents the excess of the purchase price of the company over the fair value of the net assets at the date of acquisition. On July 1, 2017, the Company, through its subsidiary Subsite, acquired R.S. Technical Services, Inc. (RST) and its wholly owned subsidiary Industrial Technology Group (ITG) for $15,016. RST is a manufacturer of pipeline camera inspection systems and accessories. This product line will expand the company’s presence in the repair and rehabilitation market with lining contractors and municipalities as well as open new opportunities with the current customer base. RST has locations in Petaluma, CA and Mt. Sterling, KY. ITG is an engineering firm that worked closely with RST in developing their product lines. 7

The Charles Machine Works, Inc. Notes to Consolidated Financial Statements - continued December 31, 2018 and 2017 (dollars in thousands) The allocation of the acquisition costs was as follows: RST Accounts receivable $ 1,863 Inventory 2,848 Other current assets 48 Capital assets 1,524 Goodwill 954 Customer relationships 7,094 Trade name 746 Other intangibles 860 Total assets acquired 15,937 Current liabilities (921) Liabilities assumed (921) Net assets acquired $ 15,016 4. Investment in Joint Venture The Company has a 60% ownership interest in a joint venture (DW/TXS), a Chinese corporation. DW/TXS principally manufactures trenchless equipment and other machinery. The Company accounts for the joint venture using the equity method as the Company has significant influence but does not control the joint venture based on the composition of the board of directors and voting requirements. The Company recognized losses of $195 and $76 in 2018 and 2017, respectively, from the joint venture. The following table is a summary of key financial data for the joint venture as of and for the years ended December 31, 2018 and 2017. The following information has been translated from Chinese renminbi (RMB) to US dollars and is unaudited. 2018 2017 Current assets $ 22,408 $ 22,360 Noncurrent assets 1,584 744 Current liabilities 6,705 6,288 Net revenue 16,417 16,641 Net loss (325) (127) 5. Foreign Currency Translation The functional currency of IUS and Ditch Witch France is the Euro. Assets and liabilities of the Company’s foreign affiliates are translated at current exchange rates, while income and expenses are translated at average rates of the period. Translation gains and losses are generally reported as a component of accumulated other comprehensive income or loss. Currency transaction gains and losses remeasured to the functional currency are included in determining net income. 6. Use of Estimates The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that could affect the 8

The Charles Machine Works, Inc. Notes to Consolidated Financial Statements - continued December 31, 2018 and 2017 (dollars in thousands) reported amounts of assets and liabilities. Estimates could also impact the disclosure of contingent assets and liabilities included in the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. 7. Revenue Recognition Revenue from equipment sales to customers is recognized at the time of shipment. Revenues generated under extended warranty agreements are recognized ratably over the terms of the agreement. Revenues from contract engineering services are recognized when the service is provided. 8. Cash and Cash Equivalents The Company considers all highly liquid investments with maturities of less than 90 days to be cash equivalents. The Company had $1,235 and $1,609 in foreign bank accounts at December 31, 2018 and 2017, respectively. The Company’s cash balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 for interest and non-interest bearing accounts combined per financial institution. At times, cash balances may be in excess of the FDIC insurance limit. Management believes the risk of loss is mitigated by the reputation and history of the financial institutions in which cash balances are held. 9. Available-For-Sale Securities The Company’s investments in marketable securities are classified as available-for-sale. These investments are stated at fair value with unrealized gains and losses recognized in accumulated other comprehensive income until realized. The cost of debt securities available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity. Amortization of premiums, accretion of discounts, interest and dividend income and realized gains and losses are included in other income, net in the consolidated statements of comprehensive income. The cost of securities sold is based on the specific identification method. 10. Receivables and Credit Policies Trade accounts are uncollateralized customer obligations due under normal trade terms requiring payment within 30 and 60 days from the invoice date for domestic and international customers. Trade accounts receivable are stated at the amount billed to the customer. Operating notes have varying terms and generally require monthly principal and interest payments. All operating notes receivable are stated at the principal amount and are collateralized by inventory, equipment, real property or personal assets. Customer account balances are considered past due if payment is not received within the standard or negotiated terms. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice. Payments of operating notes receivable are allocated first to accrued and unpaid interest with the remainder to the outstanding principal balance. Operating notes receivable may be placed on non-accrual status based on management’s knowledge of individual customer circumstances. Interest accruals cease and do not resume unless a change in circumstances indicates that interest accrual would again be appropriate. Management performs a regular review of all aged receivables. Trade accounts receivable and operating notes receivable are stated at the amount management expects to collect from outstanding balances, which is net of the allowance for doubtful accounts of $2,052 and $1,209 at December 31, 2018 and 2017, respectively. The carrying amount of receivables is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all receivable balances that are more than 30 days past due for domestic customers and more than 60 days for international customers and, based on an assessment of 9

The Charles Machine Works, Inc. Notes to Consolidated Financial Statements - continued December 31, 2018 and 2017 (dollars in thousands) current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. The Company recognized $1,518 and $641 in bad debt provision for the years ended December 31, 2018 and December 31, 2017, respectively, related to these allowances. 11. Inventories Inventories are stated at the lower of cost or market. Cost has been determined by the last-in, first-out (LIFO) method, except for work-in-process, used equipment, and the inventories held by subsidiaries, which are determined on a first- in, first-out (FIFO) method. Certain used equipment may be rented to customers. The value is adjusted based on usage. The Company establishes an allowance for excess and obsolete inventories based on product line and need for supply and replacement parts. The reserve was approximately $6,829 and $8,300 at December 31, 2018 and 2017, respectively. The reserve at December 31, 2018 and 2017 includes an additional write down of inventory of approximately $1,800 and $2,500, respectively related to inventory the Company intends to scrap. 12. Goodwill and Indefinite-Lived Intangible Assets Goodwill is associated with the acquisitions of various subsidiaries by the Company and represents the amount by which the purchase price exceeded the estimated fair value of the assets acquired. Goodwill and indefinite-lived intangible assets are not amortized, but are tested for impairment on December 31, and whenever events or changes in circumstances indicate that impairment may have occurred. The Company tests goodwill for impairment at the reporting unit level and tests indefinite-lived intangible assets for impairment at the individual indefinite-lived intangible asset or asset group level, as appropriate. The impairment testing for goodwill is performed separately from our impairment testing of indefinite-lived intangible assets. Based on our annual impairment analysis, the Company determined there was no impairment of goodwill or indefinite-lived intangible assets as of December 31, 2018 or 2017 for any of the reporting units as the fair value of the reporting units exceeded their carrying values. Goodwill at December 31, is summarized as follows: 2018 2017 Goodwill, beginning of year $ 8,014 $ 7,060 Acquisition of RST - 954 Goodwill, end of year $ 8,014 $ 8,014 13. Long-Lived Assets Property, plant and equipment is carried at cost. Assets purchased in a business combination are valued at fair value at the date of acquisition. Depreciation is computed by use of the straight-line method based on estimated useful lives of the depreciable assets for financial reporting purposes and by accelerated methods for income tax purposes. 10

The Charles Machine Works, Inc. Notes to Consolidated Financial Statements - continued December 31, 2018 and 2017 (dollars in thousands) The estimated useful lives of assets are: Buildings and improvements 16 to 40 years Machinery and equipment 3 to 12 years Transportation equipment 3 to 6 years Software 3 to 5 years 14. Income Taxes The Company applies the asset and liability method of accounting for income taxes, under which deferred taxes are determined based on the temporary differences, between the financial and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the tax basis differences reverse. A valuation allowance is recorded when it is more-likely-than-not that some of the deferred tax assets will not be realized. The Company recognizes the impact of tax positions in the financial statements. These tax positions must meet a more-likely-than-not threshold to be recognized. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized. The Company recognizes potential accrued interest and penalties related to uncertain tax positions within the consolidated statements of comprehensive income as income tax provision. There were no uncertain tax positions in 2018 and 2017. 15. Warranty Warranty obligations are estimated based upon product failure rates, materials usage and labor costs. The Company estimates its warranty provisions based upon an analysis of all identified or expected claims and an estimate to resolve those claims. The estimates of expected claims are generally based on a factor of historical claims. Changes in claim rates and differences between actual and expected warranty costs could impact warranty obligation estimates. 16. Advertising Costs All advertising costs of the Company are expensed as incurred. The total amounts recorded in selling, general and administrative expenses in the consolidated statements of comprehensive income in 2018 and 2017 were approximately $2,621 and $3,772, respectively. 17. Product Liability Reserves The Company is party to various legal actions related to product liability cases and other business proceedings. The Company has insurance that covers individual claims in excess of $2,000. Certain claims, suits and complaints arising in the normal course of business have been filed or are pending against the Company. The reserve for losses includes an amount determined from reports and individual cases and an amount, based on past experience, for losses incurred but not reported. Such liabilities are necessarily based on estimates and, while they are believed to be fairly stated, no assurance can be given that the ultimate liability may not be in excess of the amounts provided. Accordingly, it is reasonably possible that the estimated losses on product liability claims could change significantly in the near term. The methods of making such estimates and for establishing the resulting reserves are continually reviewed by management and any adjustment resulting from the review is reflected in selling, general and administrative expenses. 11

The Charles Machine Works, Inc. Notes to Consolidated Financial Statements - continued December 31, 2018 and 2017 (dollars in thousands) 18. Research and Development The Company conducts research and development to create new products related to the current product line and to make improvements on products currently in use. Research and development costs are charged to expense as incurred. The total amounts recorded in selling, general and administrative expenses in the consolidated statements of comprehensive income in 2018 and 2017 were approximately $36,962 and $32,194, respectively. 19. Fair Value of Financial Instruments The Company’s investments in debt securities are recorded at fair value. The carrying value of cash and cash equivalents, accounts and notes receivable, accounts payable, accrued liabilities and debt obligations approximate fair value due to their short maturities. 20. Shipping and Handling Shipping and handling fees billed to customers are included in net sales. Shipping and handling costs associated with inbound and outbound freight are included in cost of sales. 21. Employee Stock Awards On October 15, 2015, the Company implemented the 2015 Stock-Based Award Plan (the Stock Award Plan) as an incentive to eligible employees who, by their position, are able to make important contributions towards the Company’s success. A total of 50,000 shares of common stock were authorized to be awarded to eligible employees over a ten year period following the effective date of the Stock Award Plan. Shares that are awarded can be classified as stock options, restricted stock awards, restricted stock units (RSUs), stock appreciation rights (SARs), or other stock-based eligible awards. On the date of implementation, the Stock Award Plan awarded 10,000 shares of restricted stock to an eligible employee. The shares of restricted stock vest on January 1 of every year following the date of issuance for ten years (1,000 shares each year for ten years). The fair value of the award on the grant date was determined by using the most recent common stock fair value determination, which was as of December 31, 2014, of $233.00 per share. The Company recognized compensation expense during 2018 and 2017 of $233 in selling, general and administrative expense. The remaining amount of compensation expense to be recognized by the Company is $1,631 over the next seven years. On July 21, 2016, the Stock Award Plan awarded 5,000 shares of restricted stock to an eligible employee. The shares of restricted stock vest on January 1 of every year beginning in 2018 for five years (1,000 shares each year for five years). The fair value of the award on the grant date was determined by using the most recent common stock fair value determination, which was as of December 31, 2015, of $234.00 per share. Therefore, the total amount of compensation expense to be recognized by the Company is $936 over the next four years. 22. Recently Issued Pronouncements In May 2014, the FASB issued a comprehensive new revenue recognition standard that supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. The core principle of the new guidance is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for transferring those goods or services. The new standard also requires significantly expanded disclosure regarding the qualitative and quantitative information of an entity's nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The standard creates a five-step model that requires companies to exercise judgment when considering the terms of a contract and all relevant facts and circumstances. The standard allows for several transition methods: (a) a full 12

The Charles Machine Works, Inc. Notes to Consolidated Financial Statements - continued December 31, 2018 and 2017 (dollars in thousands) retrospective adoption in which the standard is applied to all of the periods presented, or (b) a modified retrospective adoption in which the standard is applied only to the most current period presented in the financial statements, including additional disclosures of the standard's application impact to individual financial statement line items. This standard is effective for annual reporting periods beginning after December 15, 2018, within that reporting period. The Company is currently evaluating the impact this guidance will have on its financial statements upon adoption of this standard. In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” which supersedes current lease guidance. The new lease standard requires recognition of the assets and liabilities that arise from leases. Entities are allowed to make an accounting policy election to exclude the recognition of the assets and liabilities that arise from leases with a term of 12 months or less. The standard does not significantly change the recognition, measurement and presentation of expenses and cash flows from previous GAAP. This guidance is effective for reporting periods beginning after December 15, 2019 and early adoption is permitted. The Company is evaluating the impact that this new guidance will have on its consolidated financial statements. In February 2018, the FASB issued ASU 2018-02, “Income Statement – Reporting Comprehensive Income (Topic 220),” which allows for a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Tax Cuts and Jobs Act and will improve the usefulness of information reported to financial statement users. B - NOTES AND TRADE ACCOUNTS RECEIVABLE Notes and trade accounts receivable consist of the following at December 31, 2018 and 2017: 2018 2017 Trade accounts receivable $ 60,074 $ 39,363 Notes receivable 14,905 11,237 74,979 50,600 Less: allowance for doubtful accounts (2,052) (1,209) Net notes and trade accounts receivable $ 72,927 $ 49,391 Allowance for doubtful accounts consist of the following at December 31, 2018 and 2017: 2018 2017 Balance, beginning of period $ 1,209 $ 1,143 Bad debt expense 1,518 641 Write off/recoveries, net (675) (575) Balance, end of period $ 2,052 $ 1,209 13

The Charles Machine Works, Inc. Notes to Consolidated Financial Statements - continued December 31, 2018 and 2017 (dollars in thousands) C - INVENTORIES Inventories are summarized as follows: 2018 2017 Raw materials $ 22,343 $ 20,454 Work-in-process 15,075 16,193 Finished goods and manufactured parts 62,889 80,902 Purchased parts 50,126 50,264 Used equipment 21,804 25,435 Reserve for excess and obsolete items (6,829) (8,249) $ 165,408 $ 184,999 The following information supplements the consolidated financial statements and presents the effect on inventories and net income that would have resulted if the first-in, first-out (FIFO) method had been used to determine inventory costs: 2018 2017 Inventories, LIFO $ 165,408 $ 184,999 Excess of FIFO costs over LIFO costs 32,970 29,984 Inventories, FIFO $ 198,378 $ 214,983 D - INVESTMENTS The Company classifies its investments in debt securities based on the liquidity of the investment and management’s intention on the date of purchase. Management re-evaluates such designation as of each balance sheet date. As of December 31, 2018 and 2017, all investments are classified as available-for-sale and carried at estimated fair value. At December 31, 2018 and 2017, the amortized cost and fair value of available-for-sale securities with gross unrealized gains and losses were as follows: 2018 2017 Gross Gross Amortized Unrealized Fair Amortized Unrealized Fair Cost Loss Value Cost Loss Value Government and municipal bonds and notes $ 3,335 $ (7) $ 3,328 $ 4,607 $ (6) $ 4,601 14

The Charles Machine Works, Inc. Notes to Consolidated Financial Statements - continued December 31, 2018 and 2017 (dollars in thousands) E - FAIR VALUE MEASUREMENTS The following framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described as follows: Level 1 Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access. Level 2 Inputs to the valuation methodology include:  quoted prices for similar assets or liabilities in active markets;  quoted prices for identical or similar assets or liabilities in inactive markets;  inputs other than quoted prices that are observable for the asset or liability;  inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability. Level 3 Inputs to the valuation methodology are unobservable and significant to the fair value measurement. The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date. The following table sets forth by level, within the fair value hierarchy, the Company’s investments at fair value as of December 31, 2018 and 2017: 2018 Level 1 Level 2 Level 3 Total Government and municipal bonds and notes $ - $ 3,328 $ - $ 3,328 Total assets at fair value $ - $ 3,328 $ - $ 3,328 2017 Level 1 Level 2 Level 3 Total Government and municipal bonds and notes $ - $ 4,601 $ - $ 4,601 Total assets at fair value $ - $ 4,601 $ - $ 4,601 15

The Charles Machine Works, Inc.

Notes to Consolidated Financial Statements - continued

December 31, 2018 and 2017
(dollars in thousands)

F - PROPERTY, PLANT AND EQUIPMENT

	2018	2017
Land	$ 6,291	$ 7,023
Buildings and improvements	64,527	56,440
Machinery and equipment	159,730	150,273
Transportation equipment	15,380	15,272
Construction in progress	14,640	11,906
	260,568	240,914
Less: accumulated depreciation	(147,874)	(142,796)
Property, plant and equipment, net	$ 112,694	$ 98,118

Total depreciation expense provided for in 2018 and 2017 was $12,798 and $11,925, respectively and is reported in selling, general and administrative expenses and cost of goods sold, respectively.

G - INTANGIBLE ASSETS

Patents totaling approximately $175 and $74 were impaired in 2018 and 2017, respectively, as it was determined that they would not provide future benefits to the Company. These amounts are included in selling, general and administrative expenses.

Intangible assets consisted of the following:

December 31, 2018	Cost	Accumulated Amortization	Net
Patents (15 - 17 years)	$ 7,403	$ (3,452)	$ 3,951
Licensing fees (10 - 17 years)	7,497	(697)	6,800
Intellectual properties (10 - 15 years)	8,701	(5,088)	3,613
Other intangibles (10 years)	925	(375)	550
Trademarks (15 years)	1,700	(1,026)	674
Customers list (15 years)	17,107	(7,017)	10,090
Trade name (indefinite)	4,817	-	4,817
	$ 48,150	$ (17,655)	$ 30,495

16

The Charles Machine Works, Inc.

Notes to Consolidated Financial Statements - continued

December 31, 2018 and 2017
(dollars in thousands)

December 31, 2017		Cost		Accumulated Amortization		Net
Patents (15 - 17 years)	$	8,356	$	(4,288)	$	4,068
Licensing fees (10 - 17 years)		3,497		(347)		3,150
Intellectual properties (10 - 15 years)		8,701		(4,505)		4,196
Other intangibles (10 years)		925		(332)		593
Trademarks (15 years)		1,700		(906)		794
Customers list (15 years)		17,107		(5,499)		11,608
Acquired research and development (3-4 years)		389		(380)		9
Non compete (1 year)		149		(136)		13
Trade name (indefinite)		4,817		-		4,817
	$	45,641	$	(16,393)	$	29,248

Total amortization provided for in 2018 and 2017 was approximately $3,184 and $2,987, respectively. Estimated amortization expense over the next five years is as follows:

2019	$	3,198
2020		3,299
2021		3,292
2022		3,261
2023		3,032

H - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and for income tax reporting purposes.

17

The Charles Machine Works, Inc. Notes to Consolidated Financial Statements - continued December 31, 2018 and 2017 (dollars in thousands) Significant components of the Company’s deferred tax assets and liabilities in the consolidated financial statements consisted of the following: 2018 2017 Deferred tax assets: Product liability and workers' compensation reserves $ 2,434 $ 622 Accrued warranty and rebate costs 2,946 2,696 Postretirement health care benefits 10,207 14,500 Tax credits and net operating losses 1,666 952 Allowance for doubtful accounts 519 313 Compensation accrual 1,945 1,314 Excess and obsolescence reserve 1,686 2,023 Other 838 794 Total deferred tax assets 22,241 23,214 Deferred tax liabilities: Depreciation (13,407) (10,294) Prepaid expenses and other (587) (842) Total deferred tax liabilities (13,994) (11,136) Net deferred tax assets $ 8,247 $ 12,078 The Company’s income tax provision and amounts separately allocated were attributable to the following items for the years ended December 31, 2018 and 2017: 2018 2017 Income tax provision from operations $ 6,466 $ 13,912 Changes in stockholders' equity: Postretirement plan 5,619 1,552 Foreign currency translation (184) 423 $ 11,901 $ 15,887 The Company’s income tax provision attributable to income from operations consisted of the following for the years ended December 31, 2018 and 2017: 2018 2017 Current provision $ 8,070 $ 9,968 Deferred tax (benefit) expense (1,604) 3,944 Income tax provision $ 6,466 $ 13,912 18

The Charles Machine Works, Inc. Notes to Consolidated Financial Statements - continued December 31, 2018 and 2017 (dollars in thousands) The Tax Cuts and Jobs Act (the Act) was enacted on December 22, 2017. Major changes under the Act include the following:  Reducing the corporate rate to 21 percent  Doubling bonus depreciation to 100 percent for five years  Eliminating the domestic manufacturing deduction As a result of these changes, the Company adjusted its deferred tax assets and liabilities existing at the date of enactment using the newly enacted rates for the periods when they are expected to be realized. This remeasurement resulted in an expense to income taxes of $6,500 in 2017. The major tax-jurisdictions in which the Company operates generally provide for a deficiency assessment statute of limitation period of three years and as a result, the Company’s tax years 2015 and forward remain open to examination. The effective tax rates differ from the expected statutory tax rates principally due to the effect of favorable provisions related to federal and state tax credits, which are mostly related to research and development expenses, and certain other permanent items. I - WORKERS’ COMPENSATION The Company is self-insured for workers’ compensation claims for amounts up to $350 per claim. The liability recorded includes an amount estimated from individual claims reported and an amount for claims incurred but not reported. Such liabilities are necessarily based on estimates and, while they are believed to be fairly stated, no assurance can be given that the ultimate liability may not be in excess of the amounts provided. Accordingly, it is reasonable that the estimated losses on workers’ compensation claims could change significantly in the near term. The methods of making such estimates and for establishing the resulting liabilities are continually reviewed and any adjustment resulting therefrom is reflected in current earnings. The liability was $849 and $744 at December 31, 2018 and 2017, respectively, and is included in other current liabilities on the consolidated balance sheets. J - WARRANTIES AND REBATES The Company provides warranties on its products and offers rebates from time to time. Accruals for warranty and rebate claims are based upon historical experience and management’s estimate of the level of future claims. While the accrual is believed to be fairly stated, no assurance can be given that the ultimate liability may not be in excess of the amounts provided. Accordingly, it is reasonably possible that the estimated losses on warranty and rebate claims could change significantly in the near term. The methods of making such estimates and for establishing the resulting liabilities are continually reviewed and any adjustment resulting from the review is reflected in current earnings. K - DEBT OBLIGATIONS The Company’s domestic subsidiaries entered into various financing agreements with financial institutions to purchase inventory products for sale to customers. As of December 31, 2018 and 2017, the Company owed the financial institutions $486 and $16,921, respectively, all of which was classified as current liabilities in the consolidated balance sheets. The agreements bear interest at LIBOR plus 2.85% (3.87% at December 31, 2018) or prime rate plus 3% (8.5% at December 31, 2018). The amounts advanced under the agreements are collateralized by the inventory purchased. On April 21, 2016, the Company entered into a new debt agreement for $100,000. The debt agreement consists of a line of credit of $70,000, and a term loan of $30,000, both of which mature on March 15, 2021. Both the line of credit and term loan bear interest at LIBOR plus 1.35% (2.37% at December 31, 2018) and are secured by accounts 19

The Charles Machine Works, Inc.

Notes to Consolidated Financial Statements - continued

December 31, 2018 and 2017
(dollars in thousands)

receivable and inventory. The term loan was paid in full during 2018. The new debt agreement includes a $4,000 letter of credit which was unused as of December 31, 2018 and 2017. As the line of credit had no borrowings outstanding and letters of credit were unused, the total borrowing capacity on the line of credit was available to the Company as of December 31, 2018 and 2017.

The agreement contains certain covenants which include maximum funded debt to EBITDA ratio and a minimum fixed charge coverage ratio. As of December 31, 2018, the Company was in compliance with all covenants.

L - POSTRETIREMENT HEALTH CARE BENEFITS

The Company provides health care benefits for retired employees and their dependents through the 80 Plan and the 90 Plan (collectively referred to as the Postretirement Plan). Subject to certain restrictions, all of the Company's employees that were employed with the Company prior to January 1, 2003 become eligible for the benefits if, upon leaving the Company, the sum of their age and length of active service totals 80 years and they have completed 10 years of continuous service (the 80 Plan). For employees hired after January 1, 2003, the employee must have completed at least 10 years of continuous service at retirement and the age and service years requirement must total 90 years (the 90 Plan). The benefits are subject to deductibles and coinsurance provisions. The Company's policy is to fund the benefits as claims and insurance premiums are paid. The amounts paid for retirees' health care insurance premiums totaled approximately $1,178 and $1,307 for 2018 and 2017, respectively. Total expected benefits for fiscal year 2019 are $798. An amendment was made to the Postretirement Plan effective January 1, 2019 to not allow any new hires after that date to enter the Postretirement Plan. The portion of the expense paid by the Company was changed to 50% of retirees and 0% of spouses at that time. These amendments resulted in a reduction of the postretirement health benefits obligation by approximately $17,000.

The Company expects future benefit payments as follows:

2019	$	798
2020		909
2021		1,047
2022		1,147
2023		1,253
2024 - 2028		7,688

The benefits are accrued over the period the employee provides service to the Company. The Company's postretirement health care benefits expense was measured on December 31, 2018 and 2017 to be $2,964 and $5,116, respectively.

The following table presents the components of net periodic benefit cost:

		2018		2017
Components of net periodic benefit cost:				
Service cost	$	1,596	$	2,228
Interest cost		1,608		2,254
Amortization of net (gain) loss existing at the beginning of the year		(240)		634
Net periodic postretirement health care benefits cost	$	2,964	$	5,116

20

The Charles Machine Works, Inc. Notes to Consolidated Financial Statements - continued December 31, 2018 and 2017 (dollars in thousands) The change in the benefit obligation is as follows: 2018 2017 APBO, beginning of year $ 56,920 $ 56,504 Service cost 2,228 2,073 Interest cost 2,254 2,234 Actuarial gain (20,974) (2,584) Benefits paid (1,178) (1,307) APBO, end of year $ 39,250 $ 56,920 Amount recognized in accumulated other comprehensive income in the Postretirement Plan consists of: 2018 2017 Net actuarial (gain) loss $ (7,256) $ 14,352 The estimated net gain that will be amortized from accumulated other comprehensive income into net periodic cost over the next fiscal year is $240. For measurement purposes, the discount rate used was 4.14% and 4.00% as of December 31, 2018 and 2017, respectively, and the assumed health care cost trend rate used was 9% for 2018. The health care cost trend rate is assumed to decrease to 8% for 2019 reflecting the Company’s actual claim experience. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percentage-point change in assumed health care cost trend rates would have the following effects: 1-Percentage 1-Percentage Point Increase Point Decrease Effect of total service and interest on cost components $ 861 $ (641) Effect on postretirement benefits obligation $ 8,362 $ (6,463) M - EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST The Company has established an Employee Stock Ownership Plan and Trust (the Plan). The Company stock that is held by the Plan and its participants is not readily tradable on an established market and includes a put option. The put option is a right to demand that the Company buy any shares of its stock distributed to participants for which there is no market. The put price is representative of the fair market value of the stock. As such, if a participant receives all or a portion of a distribution in the form of Company stock, the participant may require the Company or the Plan trustees to purchase such shares at the fair market value of the shares as of the most recent valuation date. The plan covers employees of the Company, and its subsidiaries, Radius, AA, ETC, MTI and Subsite LLC. To be eligible, an employee must have attained the age of 18 and completed 90 days of continuous full-time employment. Upon attaining eligibility an employee is fully vested. 21

The Charles Machine Works, Inc. Notes to Consolidated Financial Statements - continued December 31, 2018 and 2017 (dollars in thousands) The Company’s contributions to the Plan are discretionary. The Company records compensation cost for contributions, which can be in the form of cash and stock made to the Plan. Shares of stock contributed to the Plan are measured at fair value, and are allocated annually based on eligible compensation for the year. The Company recognized $3,964 and $2,389 of compensation cost during 2018 and 2017, respectively, related to the Company’s contributions to the Plan. Dividends paid on stock held by the Plan are classified as a reduction to retained earnings. Total dividends paid into the Plan during 2018 and 2017 were $1,035 and $966, respectively. The Plan held 275,972 shares of allocated Company stock at December 31, 2018 and 2017. N - EMPLOYEE RETIREMENT PLAN The Company sponsors a 401(k) retirement plan, which allows for all employees who have attained the age of 18 and completed one-quarter year of service to participate. The Company makes discretionary contributions that are allocated to all participants based on a percentage that is determined annually. Discretionary contributions made by the Company were approximately $2,643 and $3,584 in 2018 and 2017, respectively. O - CONCENTRATION OF CREDIT The Company grants credit to its dealers throughout the United States and also to its international dealers and customers. At December 31, 2018, total notes and accounts receivable included approximately $34,719 relating to international dealers and customers (45% of total notes and accounts receivable). At December 31, 2017, total notes and accounts receivable included approximately $22,638 relating to international dealers and customers (46% of total notes and accounts receivable). Generally, the Company does not require collateral or other security to support customer accounts receivable; however, notes receivable are collateralized. The collateral held varies, but may include inventory, equipment, real property or personal assets. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risk of loss. P - COMMITMENTS AND CONTINGENCIES The Oklahoma Workers’ Compensation Court required the Company to post either a surety bond or an irrevocable letter of credit in order to continue to self-insure for workers’ compensation. The Company met this requirement by posting a $1,100 letter of credit naming the Oklahoma Workers’ Compensation Court as the beneficiary. The letter of credit was issued by First Bank and Trust of Perry. The Company has the right to repurchase new equipment sold to its dealers on floor plan contracts in the event the dealers default on their credit arrangements. The amount subject to repurchase under these obligations was approximately $124,000 and $123,000 at December 31, 2018 and 2017, respectively. The Company believes it would be able to recover substantially all amounts paid under these repurchase agreements through the sale of the equipment repurchased. The Company is party to various other legal proceedings incidental to its business. In the opinion of management, the financial position of the Company will not be materially affected by the final outcome of these legal proceedings. 22

The Charles Machine Works, Inc. Notes to Consolidated Financial Statements - continued December 31, 2018 and 2017 (dollars in thousands) Q - RELATED PARTY TRANSACTIONS The Company elected to adopt the safe harbor provisions of the Internal Revenue Service (IRS) Notice 2002-8, which allows the Company to convert split dollar life insurance policies into loans with no tax consequences to the Company. The Vice Chairman of the Board and a Director of the Board are family shareholders and are covered by life insurance with a split dollar agree ment with the Company. The Company has a receivable from these family shareholders of $2,867 and $2,801 at December 31, 2018 and 2017, respectively, for premiums paid on their behalf by the Company. The CFO of the Company is a member of the Board of Directors of First Bank and Trust of Perry. The Company had approximately $7,115 and $11,453 on deposit with the First Bank and Trust of Perry at December 31, 2018 and 2017, respectively. R - SUBSEQUENT EVENTS Management has evaluated subsequent events through June 10, 2019, the date the consolidated financial statements were available to be issued. Effective February 14, 2019, the Company amended the Postretirement Plan to terminate on December 31, 2019. Only those retirees, who are currently receiving benefits, will continue on the Postretirement Plan until the end of the year. These amendments are expected to significantly reduce the Company’s postretirement health care benefits obligation going forward. Additionally, on February 14, 2019, The Toro Company entered into a definitive agreement to acquire the Company. The transaction was finalized on April 1, 2019. In connection with the sale, the Company became a Public Business Entity and the financial statements have been recast to reflect the revocation of the Private Company Council alternatives related to the amortization of goodwill resulting from previous business combinations. The Debt agreement described in Note K was also terminated. Other than the events described above, management is not aware of any other subsequent events that would require recognition or disclosure in the consolidated financial statements. 23